UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

SmartHeat Inc., a Nevada corporation (the “Company”), held its annual meeting of stockholders on December 11, 2012 at 2:00 p.m., local China time. All of the Company’s nominated directors were elected and the all of the proposals considered were approved. The final voting results were as follows:

	For	Withheld	Abstain	Broker Non-Votes
(1) Election of Directors
(a) Oliver Bialowons	1,583,882	418,460	0	1,409,830
(b) Kenneth Scipta	1,587,249	415,093	0	1,409,830
(c) Qingtai Kong	1,586,392	415,950	0	1,409,830
(d) Xin Li	1,584,646	417,696	0	1,409,830
(e) Weiguo Wang	1,586,311	416,031	0	1,409,830
	For	Against	Abstain	Broker Non-Votes
(2) To ratify the appointment of Goldman Kurland and Mohidin, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	2,836,163	139,047	436,962	0
(3) To approve a grant of a 100,000 restricted shares of the Company’s common stock to Oliver Bialowons, President of the Company.	1,564,531	429,611	8,200	1,409,830
(4) To approve the Credit and Security Agreement dated July 27, 2012, by and between the Company and Northtech Holdings, Inc. (“Northtech”).	1,561,297	419,242	21,803	1,409,830
(5) To approve the potential issuance of restricted shares of the Company’s common stock to Northtech under the Credit and Security Agreement.	1,551,738	426,056	24,548	1,409,830
(6) To approve the restructuring actions undertaken by the Company is fiscal year 2012.	1,584,737	412,538	5,067	1,409,830

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	December 14, 2012	By:	/s/ Oliver Bialowons
		Name:	Oliver Bialowons
		Title:	President